EXHIBIT 10.8

Administrative Service Agreement

This Administrative Service Agreement (the “Agreement”) is entered into as of November 17, 2024, by and between RedOne Investment Limited (“RedOne”) and Lakeshore Acquisition III Corp. ( “Lakeshore”).

Whereas, RedOne and Alliance Global Partners entered into an engagement letter dated November 17, 2024 (the “Engagement Letter”), and mutually agreed that RedOne shall provide Lakeshore with certain administrative services, and Lakeshore shall compensate RedOne for such services for $10,000 per month.

The parties agree as follows:

1. Services. RedOne shall provide Lakeshore with the use of its offices, personnel, and other administrative resources as reasonably required.

2. Compensation. Lakeshore shall pay RedOne $10,000 per month for such services.

3. Term. This Agreement shall commence on November 17, 2024, and continue until Lakeshore has consummated its initial business combination.

4. Payments. Payments shall be made by Lakeshore to RedOne once Lakeshore receives an invoice from RedOne for each month.

LAKESHORE ACQUISITION III CORP.

Signed:	/s/ Bill Chen

Dated: November 17, 2024

REDONE INVESTMENT LIMITED

Signed:	/s/ Bill Chen

Dated: November 17, 2024